Exhibit 99.1

NEWS RELEASE	Lisa K. Klinger
FOR IMMEDIATE RELEASE	Senior Vice President – Finance
and Treasurer
(972) 409-1528

klingerl@michaels.com

Michaels Stores to Participate In Upcoming Conference

— Plans to Exit Concept Businesses —

— Company Updates Guidance —

IRVING, Texas – October 16, 2007 – Michaels Stores announced today that on October 17, 2007, Chief Executive Officer, Brian Cornell and President and Chief Financial Officer, Jeffrey Boyer will present at the Wachovia Bank’s 2007 Consumer Growth Conference in New York. A copy of the presentation will also be made available on its corporate web site at www.michaels.com under Investor Relations.

Additionally the Company announced plans to align its resources around its core retail chains, Michaels and Aaron Brothers.  As a result, it will be discontinuing its concept businesses, Recollections and Star Decorators’ Wholesale. The Company anticipates closing 11 Recollections and three of its four Star locations by the end of the first quarter of fiscal 2008 (one Star location will continue operations under the Moskatel's banner). In connection with this decision, the Company expects to incur approximately $11 million to $14 million in incremental charges as a result of lease obligations, inventory liquidation, asset-related write-downs and severance benefits, with a majority of the charges being incurred in the third quarter of fiscal 2007.

The Company has also updated its guidance for the second half and full year of fiscal 2007. For the second half of fiscal 2007, the Company currently expects same-store sales growth over the corresponding prior year period to range from 1% to 3%, as unseasonal weather this year has contributed to slightly below plan sales results during third quarter, offset by Canadian dollar currency gains. Based on current sales and gross margin forecasts, Adjusted EBITDA is expected to range between $400 million and $415 million for the second half of fiscal 2007 versus $411 million in the prior year period, which included a 53rd week. Adjusted EBITDA for the second half of fiscal 2007 includes incremental costs associated with consulting expenses related to the Company’s strategic initiatives, as well as additional market-driven cash compensation costs.

For fiscal 2007, same-store sales growth is expected to range from 1% to 2%, with total sales increasing between 2% and 3%. Total sales growth for fiscal 2007 will be negatively impacted by approximately 150 basis points due to the absence of a 53rd  week this year. Gross margin is expected to increase by 10 to 20 basis points and Adjusted EBITDA for fiscal 2007 is expected to range between $600 and $615 million versus $617 million for fiscal 2006 which included a 53rd week. Adjusted EBITDA for fiscal 2007 includes incremental costs associated with consulting expenses related to the Company’s strategic

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063

(972) 409-1300

initiatives, as well as additional market-driven cash compensation costs, which total approximately $25 million.

The Company presents Adjusted EBITDA to provide additional information to evaluate its operating performance and its ability to service its debt. Reconciliations of GAAP measures to non-GAAP Adjusted EBITDA presented herein are included at the end of this press release.

The Company plans to release its third quarter earnings results on Thursday, November 29, 2007, and will conduct a conference call at 4:00 p.m. CT on that date, hosted by Mr. Cornell and Mr. Boyer. Those who wish to participate in the call may do so by dialing 973-935-8513. Any interested party will also have the opportunity to access the call via the Internet at www.michaels.com. To listen to the live call, please go to the website at least fifteen minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 30 days after the date of the event. Recordings may be accessed at www.michaels.com or by phone at 973-341-3080, PIN 8403488.

Michaels Stores, Inc. is the world’s largest specialty retailer of arts, crafts, framing, floral, home décor, and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of October 12, 2007, the Company owns and operates 955 Michaels stores in 49 states and Canada, 168 Aaron Brothers stores, 11 Recollections stores, and four Star Wholesale operations.

This news release contains forward-looking statements that reflect our plans, estimates, and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that Michaels or its management “anticipates,” “plans,” “estimates,” “expects,” “believes,” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements and should be read in conjunction with our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007 and in our Quarterly Reports on Form 10-Q for the quarters ended May 5, 2007 and August 4, 2007. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, total sales growth, operating income, Adjusted EBITDA and forecasts of other financial performance. Our actual results could materially differ from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our substantial leverage, as well as the restrictions and financial exposure associated with the same; our ability to service the interest and principal payments of our debt; restrictions contained in our various debt agreements that limit our flexibility in operating our business; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, customer service, and convenience; our ability to anticipate and/or react to changes in customer demand; changes in consumer confidence; unexpected consumer responses to changes in promotional programs and merchandise offerings; decline in consumer subscriptions of newspapers; unusual weather conditions; the execution and management of our store growth and the availability of acceptable real estate locations for new store openings; the effective maintenance of our perpetual inventory and automated replenishment systems and related impacts to inventory levels; delays in the receipt of merchandise ordered from our suppliers due to delays in connection with either the manufacture or shipment of such merchandise; transportation delays (including dock strikes and other work stoppages); changes in political, economic, and social conditions; commodity, energy and fuel cost increases, currency fluctuations, and changes in import duties; our ability to maintain the security of electronic and other confidential information; financial difficulties of any of our  key vendors or suppliers; lawsuits asserted by our previous stockholders or others challenging the merger transaction; and other factors as set forth in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007, particularly in “Critical Accounting Policies and Estimates” and “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended August 4, 2007, particularly in "Risk Factors," and in our other Securities and Exchange Commission filings. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

Michaels Stores, Inc.

Reconciliation of Adjusted EBITDA

(in millions)

	Forecast of	Six months
	six months ending	ended	Forecast of
	February 2, 2008	February 3, 2007	fiscal 2007	Fiscal 2006

Cash flows from operating activities	$299.6	$115.6	$269.7	$157.1
Depreciation and amortization	(63.9)	(62.0)	(126.0)	(118.6)
Share-based compensation	(5.2)	(4.4)	(8.0)	(15.3)
Tax benefit from stock options exercised	—	(3.8)	—	12.3
Other	(13.1)	(5.3)	(20.8)	(5.4)
Changes in assets and liabilities	(146.2)	(72.3)	(110.3)	11.0
Net income (loss)	71.2	(32.2)	4.6	41.1
Interest expense	187.8	104.1	378.4	104.5
Interest income	(0.1)	(2.7)	(0.5)	(9.6)
Income tax provision (benefit)	43.1	24.5	8.6	68.9
Depreciation and amortization	63.9	62.0	126.0	118.6
EBITDA	365.9	155.7	517.2	323.5
Adjustments:
Share-based compensation	5.2	123.8	8.0	134.7
Strategic alternatives and other legal	10.9	110.4	33.0	127.3
Store pre-opening costs	3.8	2.2	6.8	5.2
Multi-year initiatives	1.5	5.2	9.3	13.3
Specialty business dispositions	11.0	—	11.0	—
Other	11.4	13.5	24.7	12.7
Adjusted EBITDA	$409.7	$410.7	$610.0	$616.7